Exhibit 99.1
Consolidated financial statements of
TIMESPRING SOFTWARE
CORPORATION/CORPORATION DE
LOGICIELS TIMESPRING
December 31, 2006

TIMESPRING SOFTWARE
CORPORATION/CORPORATION DE LOGICIELS
TIMESPRING
Table of contents

Deloitte & Touche LLP 1 Place Ville Marie Suite 3000 Montreal QC H3B 4T9 Canada

Tel: 514-393-5194 Fax: 514-390-4104 www.deloitte.ca
Report of Independent Registered Chartered Accountants
To the Board of Directors of
Timespring Software Corporation/
Corporation de Logiciels Timespring
We have audited the consolidated balance sheets of Timespring Software Corporation/Corporation de Logiciels Timespring and subsidiaries (the “Company”) as at December 31, 2006 and 2005 and the consolidated statements of operations, deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with Canadian generally accepted auditing standards and auditing standards generally accepted in the United States of America. These standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2006 and 2005 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.
The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
/s/ Deloitte & Touche LLP
Independent Registered Chartered Accountants
Montreal, Canada
March 9, 2007, except Note 21, which is as of July 18, 2007, and Note 22, which is as of January 23, 2008

Comments by Independent Registered Chartered Accountants for U.S. readers on Canada-U.S. reporting differences
Generally accepted auditing standards in the United States require the addition of an explanatory paragraph when the consolidated financial statements are affected by conditions and events that cast substantial doubt on the Company’s ability to continue as a going concern, such as those described in Note 1 to the consolidated financial statements of the Company. Although we conducted our audits in accordance with both Canadian generally accepted auditing standards and auditing standards generally accepted in the United States of America, our report to the Board of Directors, dated March 9, 2007, except as to Note 21, which is as of July 18, 2007, and Note 22, which is as of January 23, 2008, is expressed in accordance with Canadian reporting standards, which do not permit a reference to such conditions and events in the auditors’ report when these are adequately disclosed in the consolidated financial statements.
/s/ Deloitte & Touche LLP
Independent Chartered Chartered Accountants
Montreal, Canada
March 9, 2007, except Note 21, which is as of July 18, 2007, and Note 22, which is as of January 23, 2008

TIMESPRING SOFTWARE CORPORATION/CORPORATION
DE LOGICIELS TIMESPRING
Consolidated statement of operations
years ended December 31
In Canadian dollars

	2006	2005
	$	$
Revenue
Licences	453,178	174,862
Maintenance	99,230	21,071
Service	51,648	1,884

	604,056	197,817

Cost of sales	62,244	9,934

	541,812	187,883

Expenses
Research and development, net (Note 5)	1,349,159	2,133,886
Selling, general and administrative	4,614,832	5,355,012
Financial (Note 17)	2,078,330	1,803,449
Amortization — capital assets	229,011	175,782

	8,271,332	9,468,129

Operating loss	(7,729,520)	(9,280,246)

Interest income	134,100	236,497

Net loss	(7,595,420)	(9,043,749)

TIMESPRING SOFTWARE CORPORATION/CORPORATION
DE LOGICIELS TIMESPRING
Consolidated statement of deficit
years ended December 31
In Canadian dollars

	2006	2005
	$	$
Balance, beginning of year	(18,266,067)	(9,222,318)

Net loss	(7,595,420)	(9,043,749)

Balance, end of year	(25,861,487)	(18,266,067)

TIMESPRING SOFTWARE CORPORATION/CORPORATION
DE LOGICIELS TIMESPRING
Consolidated balance sheet
as at December 31
In Canadian dollars

	2006	2005
	$	$
Assets
Current assets
Cash	152,757	435,840
Marketable securities	3,185,614	2,847,392
Accounts receivable, net (Note 4)	225,927	137,214
Research and development tax credits receivable (Note 5)	1,397,674	3,031,192
Prepaid expenses	49,120	26,711

	5,011,092	6,478,349

Capital assets, net (Note 6)	616,016	679,417
Deferred charges (Note 7)	76,608	132,833
Patents	1	1

	5,703,717	7,290,600

Liabilities
Current liabilities
Bank loan and overdraft (Note 8)	724,074	720,000
Shareholders credit loan (Note 13)	4,128,768	—
Accounts payable and accrued liabilities (Note 9)	295,314	276,687
Deferred revenue	91,443	34,439
Current portion of obligation under capital lease (Note 12)	42,744	8,904
Loans payable (Note 11)	27,045	27,045

	5,309,388	1,067,075

Redeemable preferred shares (Note 10)	23,399,582	21,666,279
Loans payable (Note 11)	110,160	110,160
Long-term portion of obligation under capital lease (Note 12)	49,985	17,064

	28,869,115	22,860,578

Commitments (Note 14)

Shareholders’ deficiency
Capital stock (Note 15)	2,696,089	2,696,089
Deficit	(25,861,487)	(18,266,067)

	(23,165,398)	(15,569,978)

	5,703,717	7,290,600

Approved by the Board

Director

Director

TIMESPRING SOFTWARE CORPORATION/CORPORATION
DE LOGICIELS TIMESPRING
Consolidated statement of cash flows
years ended December 31
In Canadian dollars

	2006	2005
	$	$
Operating activities
Net loss	(7,595,420)	(9,043,749)
Items not affecting cash:
Amortization	285,236	232,007
Interest accrued on redeemable preferred shares	1,733,303	1,604,909
Interest accrued on Shareholders Credit Loan	128,768	—
Loss on disposal of capital assets	1,910	—
Loss on sale of marketable securities	—	28,390

	(5,446,203)	(7,178,443)

Increase in accounts receivable	(88,713)	(55,653)
Decrease in interest receivable	—	117,252
Decrease (increase) in research and development tax credits receivable	1,633,518	(1,489,719)
Increase in prepaid expenses	(22,409)	(12,271)
Increase (decrease) in other current liabilities	75,631	(101,973)

Cash used in operating activities	(3,848,176)	(8,720,807)

Investing activities
Increase in marketable securities	(338,222)	—
Proceeds from disposal of marketable securities	—	9,613,787
Acquisition of capital assets	(80,680)	(575,430)

Cash (used in) provided by investing activities	(418,902)	9,038,357

Financing activities
Issuance of bank loan	1,974,074	—
Repayment of bank loan	(1,970,000)	—
Issuance of Shareholders Credit Loan	4,000,000	—
Repayment of obligations under capital lease	(20,079)	(4,404)
Issuance of capital stock	—	2,598

Cash provided by (used in) financing activities	3,983,995	(1,806)

(Decrease) increase in cash	(283,083)	315,744
Cash, beginning of year	435,840	120,096

Cash, end of year	152,757	435,840

See Note 18 for supplementary cash flow information.

TIMESPRING SOFTWARE CORPORATION/CORPORATION
DE LOGICIELS TIMESPRING
Notes to the consolidated financial statements
years ended December 31, 2006 and 2005
In Canadian dollars
1.	Going concern

The financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of operations. Several adverse conditions and events cast substantial doubt upon the validity of this assumption. The Company has incurred significant losses during 2006, 2005 and prior years and has incurred significant costs related to developing its general and administrative infrastructure, developing technology, recruiting personnel and establishing a market for the Company’s products and services. The Company has funded such costs with investment capital and related party debt. As of December 31, 2006, the Company has current liabilities of $5,309,388 and a shareholders’ deficiency of $23,165,398. In addition, the Company’s bank loan is subject to various financial covenants which, at December 31, 2006, were not respected.

These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, the amount and classification of liabilities and the reported revenue and expenses that would be necessary should the Company be unable to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon, amongst other things, the attainment of a satisfactory sales level, attaining profitable operations, its ability to generate sufficient cash from operations in the future and the continued financial support of its shareholders and creditors. These matters are dependent on a number of items outside the Company’s control and there is significant uncertainty about the Company’s ability to successfully conclude on these matters. As such, the realization of assets and discharge of liabilities in the ordinary course of business is subject to significant uncertainty.

Management’s plans with respect to addressing the going concern uncertainty include the following:
1.	Restructure the operations in order to reduce the Company’s operating cash requirements;

2.	Renew existing bank loans and seek additional financing to contribute to the funding of its expansion projects; and

3.	Continue financial support of certain current shareholders.
Management believes that with the above plans and continued financial support of its creditors and shareholders, the Company will be able to continue to operate as a going concern. There can, however, be no assurance that the plans described above will result in sufficient funds being generated.

TIMESPRING SOFTWARE CORPORATION/CORPORATION
DE LOGICIELS TIMESPRING
Notes to the consolidated financial statements
years ended December 31, 2006 and 2005
In Canadian dollars
2.	Description of the business

Timespring Software Corporation (the “Company”) is incorporated under the Canada Business Corporations Act and is engaged in providing High Data Availability and Disaster Recovery solutions.

3.	Summary of significant accounting policies

Financial statement presentation

The accompanying consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“GAAP”) assuming the Company is a going concern (see Note 1). They include the accounts of the Company and its wholly-owned subsidiary. All intercompany transactions and balances have been eliminated upon consolidation.

Use of estimates

The presentation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as well as the disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates and assumptions also affect revenue and expenses during the period reported. The balances that are subject to a high degree of estimation are allowances for doubtful accounts and returns, investment tax credits and fair value of the stock options. Actual results could differ from those estimates.

Marketable securities

Marketable securities are recorded at the lower of cost or market value.

Capital assets

Capital assets are recorded at cost and are amortized over their expected useful lives on a declining balance basis at the following annual rates:

Furniture and fixtures	30%
Research and development equipment	30%
Computer hardware, software and telecom	20%
Leasehold improvements	until end of lease — September 2008
Equipment under capital lease	until end of lease — December 2009
Income taxes

The Company follows the liability method of accounting for income taxes. Under this method, future income tax assets and liabilities are determined for each temporary difference based on the substantially enacted tax rates expected to apply when the differences will reverse. A valuation allowance is recorded against any future income tax asset if it is more likely than not that the asset will not be realized. The effect of the changes in tax rates on future income tax assets and liabilities is recognized in earnings in the year the changes occur.

TIMESPRING SOFTWARE CORPORATION/CORPORATION
DE LOGICIELS TIMESPRING
Notes to the consolidated financial statements
years ended December 31, 2006 and 2005
In Canadian dollars
3.	Summary of significant accounting policies (continued)

Revenue recognition

The Company generates revenue principally through two sources: (1) software licences and (2) services. Software licence revenue is normally generated from licensing the perpetual use of the Company’s software products. Services revenue is generated from sales of maintenance and services performed for customers that licence the Company’s products.

Revenue from the sale of software license agreements is recognized upon delivery of software if persuasive evidence of an arrangement exists, collection is probable, the fee is fixed or determinable. Fair value is used to allocate the total fee to the different elements of an arrangement. Fair value is typically based on the price charged when an element is sold separately, or, in the case of an element not yet sold separately, the price established by management, if it is probable that the price, once established, will not change before market introduction.

Revenue from maintenance services for licences previously sold and implemented is recognized ratably over the term of the contract.

Revenue is presented net of sales tax

Amounts received in advance of the delivery of products or performance of services are classified as deferred revenue.

Foreign currency translation

The Company’s subsidiary is considered to be integrated and its financial statements are translated following the temporal method. Accordingly, monetary assets and liabilities are translated using the exchange rates in effect at the balance sheet date, whereas non-monetary assets are translated at historical rates. Revenue and expenses are translated at the average exchange rate. Translation gains or losses are included in earnings.

Foreign currency transactions

For transactions in foreign currencies, the Company translates monetary assets and liabilities denominated in foreign currencies into Canadian dollars using exchange rates in effect at the balance sheet date. Revenue and expenses are translated at the average exchange rates prevailing during the year. Translation gains or losses are included in earnings.

Research and development

Research and development costs, net of investment tax credits, are expensed as incurred, except for development costs that meet certain criteria. Development costs were not considered deferrable.

Government assistance

Government assistance, in the form of grants and investment and other tax credits, is accrued when earned and, in the case of tax credits, where there is also reasonable assurance that they will be realized. Such assistance is applied to reduce the related asset costs or expenses.

TIMESPRING SOFTWARE CORPORATION/CORPORATION
DE LOGICIELS TIMESPRING
Notes to the consolidated financial statements
years ended December 31, 2006 and 2005
In Canadian dollars
3.	Summary of significant accounting policies (continued)

Deferred charges

Deferred charges relate to costs incurred in connection with the issuance of the preferred shares and are amortized on a straight-line basis over the term of the financing, to a maximum of five years.

Stock-based compensation plan

The Company has a stock-based compensation plan, which is described in Note 15. The Company accounts for its grants under this plan in accordance with the fair value-based method of accounting for stock-based compensation. The fair value of stock options is determined on their grant date and recorded as compensation expense over the period that the stock options vest, with a corresponding increase to contributed surplus. When stock options are exercised, the proceeds, together with the amount recorded in contributed surplus, are recorded in share capital.

4.	Accounts receivable, net

	2006	2005
	$	$
Trade	200,372	103,441
Sales tax receivable	36,426	27,175
Other	3,946	6,598
Allowance for doubtful accounts	(14,817)	—

	225,927	137,214

5.	Research and development tax credits receivable

Research and development expenses have been reduced by investment tax credits of $1,506,918 in 2006 ($1,599,908 in 2005). The amounts recorded by the Company are subject to review and approval by the tax authorities and the amounts granted may differ from those accounted for by the Company. Should such a difference arise resulting from assessment by the tax authorities, the amount would be recorded in earnings in the year of the assessment.

TIMESPRING SOFTWARE CORPORATION/CORPORATION
DE LOGICIELS TIMESPRING
Notes to the consolidated financial statements
years ended December 31, 2006 and 2005
In Canadian dollars
6. Capital assets

	2006			2005
		Accumulated	Net book	Net book
	Cost	amortization	value	value
	$	$	$	$
Furniture and fixtures	77,392	50,963	26,429	37,756
Research and development equipment	803,254	456,122	347,132	457,363
Computer hardware, software and telecom	113,466	46,064	67,402	72,811
Leasehold improvements	135,389	54,120	81,269	85,519
Equipment under capital lease	113,547	19,763	93,784	25,968

	1,243,048	627,032	616,016	679,417

7.	Deferred charges

	2006	2005
	$	$
Original cost	281,127	281,127
Less:
Accumulated amortization	204,519	148,294

	76,608	132,833

8.	Bank loan

The Company has a credit facility with maximum borrowings of $1,250,000, due on demand, to finance up to 75% of refundable research and development tax credits, bearing interest at a Canadian chartered bank’s prime rate plus 1.75% per annum payable monthly. As at December 31, 2006, $625,000 was unused. The facility is secured by a $1,500,000 movable hypothec, which provides for a charge on the Company’s present and future assets, including intellectual property, and by a certificate of guarantee from Garantie Québec as described below. The credit facility was renewed August 23, 2007 for an amount of $873,000.

The credit facility is subject to various financial covenants of which, at December 31, 2006, the Company was not in compliance with. As a result, the availability of the credit facility is limited.

Garantie Québec has provided a guarantee of 80% of the bank loan to a maximum of $1,000,000. The guarantee expires on June 30, 2008. The agreement contains various covenants that require the Company to maintain certain financial ratios as defined by Garantie Québec. As at December 31, 2006, the Company was not in compliance with these covenants.

TIMESPRING SOFTWARE CORPORATION/CORPORATION
DE LOGICIELS TIMESPRING
Notes to the consolidated financial statements
years ended December 31, 2006 and 2005
In Canadian dollars
9.	Accounts payable and accrued liabilities

	2006	2005
	$	$
Trade accounts	198,719	139,931
Commissions	33,453	34,353
Capital tax	17,000	29,000
Accrued expenses	35,672	69,957
Other	10,470	3,446

	295,314	276,687

10.	Redeemable convertible preferred shares

In accordance with the accounting recommendations of Section 3860 of the Canadian Institute of Chartered Accountants’ Handbook, “Financial Instruments”, the preferred shares have been presented in these financial statements based on their substance. Although their legal form is that of share capital, in substance these shares are liabilities because they provide for redemption, at the option of the holder, for a fixed amount.

The holders of preferred shares have the option to require the Company to redeem all or part of the preferred shares at any time on or after December 17, 2009 for a consideration equal to the issue price paid for such shares, plus declared, accrued and unpaid dividends, plus an amount equal to 8% of the issue price for such preferred shares per annum on a compounded basis calculated from the original issue date. The increase in the preferred share redemption value has been included in the financial expenses for the year.

Should the Company not pay the redemption amount within 120 days after the demand for redemption, the Company is obligated to pay an additional 20% per annum from the date of issuance of the shares.

TIMESPRING SOFTWARE CORPORATION/CORPORATION
DE LOGICIELS TIMESPRING
Notes to the consolidated financial statements
years ended December 31, 2006 and 2005
In Canadian dollars
10.	Redeemable convertible preferred shares (continued)

	2006	2005
	$	$
6,900,261 (6,900,261 in 2005) Class A preferred shares	20,000,000	20,000,000
Increase in redemption value	3,399,582	1,666,279

	23,399,582	21,666,279

See Note 15 for additional characteristics of the preferred shares.

On March 31, 2006, the Company consolidated its shares on a 42-to-1 basis. All share information is presented as if the share consolidation took place on January 1, 2005.

11.	Loans payable

The loans payable include an amount of $110,160 ($110,160 in 2005) from a beneficial shareholder of the Company, which bears interest at a Canadian chartered bank’s prime rate plus 1% and is subrogated in favour of the Company’s bank, carrying a maximum term of five years to June 30, 2008 with any prior repayments to be made out of “First Available Funds”, which has been defined as the funds generated from the revenue of the Company available for the payment of its indebtedness after operating expenses, capital expenditures, debt service and taxes.

The balance of the loans payable, in the amount of $27,045, is due to a former employee, is non-interest bearing and without specific terms of repayment.

12.	Obligation under capital lease

	2006	2005
	$	$
Equipment lease contracts, repayable in monthly installments of $4,112, including interest calculated at 10.9% to December 31, 2009	92,729	25,968

Current portion	42,744	8,904

	49,985	17,064

Future minimum payments under the capital lease for subsequent years are as follows:

$
2007	49,350
2008	41,015
2009	16,253

TIMESPRING SOFTWARE CORPORATION/CORPORATION
DE LOGICIELS TIMESPRING
Notes to the consolidated financial statements
years ended December 31, 2006 and 2005
In Canadian dollars
13.	Shareholders credit loan

The loan is due on demand, upon the agreement of the majority of the lenders, bears interest at 20% per annum compounded monthly and is secured by a movable hypothec covering the universality of the Company’s assets. The loan is also convertible into Class A preferred shares at $2.89842 per share at the option of the lenders at any time. The fair value of the conversion option at the date of issue was not considered significant. Upon agreement of the majority of the lenders, all of the outstanding loans will be converted at the then applicable loan conversion price.

14.	Commitments

The minimum rents payable to non-related parties and to a beneficial shareholder of the Company (Note 19) under long-term operating leases exclusive of certain operating costs for which the Company is responsible are approximately as follows:

	Non-related	Beneficial
	parties	shareholders
	$	$
2007	85,593	130,755
2008	64,195	98,066
15.	Capital stock

On March 31, 2006, the Company consolidated is shares on a 42-to-1 basis. All share information is presented as if the share consolidation took place on January 1, 2005.

Authorized
The following authorized classes of shares are unlimited in number and without par value:
a)	Class A preferred shares
Voting, providing for a non-cumulative dividend to be determined at the discretion of the directors, convertible into common shares at the option of the holder at a price that could vary depending upon future events and financings, see Note 10.
b)	Common shares
Voting and providing for a non-cumulative dividend to be determined by the directors

	2006	2005
	$	$
Issued and fully paid 1,794,902 common shares (1,794,902 in 2005)	2,696,089	2,696,089
The Class A preferred shares are recorded as long-term debt as described in Note 10.

Stock-based compensation plan

The Company adopted a stock option plan for officers, directors, key employees and service providers of the Company. Options granted under this plan generally expire ten years after the date of the grant and vest over a period of four years. The plan provides that a maximum of 1,393,774 common shares may be optioned under the stock option plan.

TIMESPRING SOFTWARE CORPORATION/CORPORATION
DE LOGICIELS TIMESPRING
Notes to the consolidated financial statements
years ended December 31, 2006 and 2005
In Canadian dollars
15.	Capital stock (continued)

Stock-based compensation plan (continued)

The fair value of the stock options granted during the years ended December 31, 2006 and 2005 had nominal value and has been determined using the Black-Scholes option pricing model, with the following assumptions:

	2006	2005

Expected dividend yield	0.0%	0.0%
Expected volatility	100.0%	0.0%
Risk-free interest rate	4.0%	4.7%
Weighted average expected life	10years	10years
The Black-Scholes option pricing model requires the input of subjective assumptions, including the changes in the subjective input assumptions that can materially affect the fair value estimate, and, therefore, the Black-Scholes model does not necessarily provide a reliable single measure of the fair value of the Company’s share purchase options.

	2006		2005
		Weighted		Weighted
		average		average
		exercise		exercise
	Number	price	Number	price
		$		$
Options outstanding, beginning of year	1,257,359	0.84	1,152,189	0.84
Granted during the year	57,390	0.84	129,942	0.84
Cancelled	(23,918)	0.84	(21,679)	0.84
Exercised	—	0.84	(3,093)	0.84

Options outstanding, end of year	1,290,831	0.84	1,257,359	0.84

The Company has 1,290,831 options outstanding as at December 31, 2006 with a weighted average remaining life of 7.39 years, of which 820,967 were exercisable at year end at a price of $0.84.

TIMESPRING SOFTWARE CORPORATION/CORPORATION
DE LOGICIELS TIMESPRING
Notes to the consolidated financial statements
years ended December 31, 2006 and 2005
In Canadian dollars
16.	Future income taxes

The Company’s income tax provision has been determined as follows:

	Federal	Provincial
	$	$
Net loss for the year for accounting purposes	7,595,420	7,595,420

Temporary differences arising from:
Amortization	236,924	236,924
Research and development	828,107	1,103,858

Permanent differences arising from:
Non-deductible items	1,758,646	1,776,467

	4,771,743	4,478,171

Combined basic federal and provincial income tax recovery at 11% and 8%, respectively	524,892	358,254

Net operating loss and temporary differences for which no benefit was recognized, excluding the effect of investment tax credits in accordance with the Company’s accounting policy	(524,892)	(358,254)

	—	—

TIMESPRING SOFTWARE CORPORATION/CORPORATION
DE LOGICIELS TIMESPRING
Notes to the consolidated financial statements
years ended December 31, 2006 and 2005
In Canadian dollars
16.	Future income taxes (continued)

The Company has non-capital losses and research and development expenses available, in excess of amounts taken for book purposes, for income tax purposes, which may be carried forward and applied against future years’ taxable income. The potential benefits relating to the available losses and expenses have not been recorded in the financial statements. These losses expire approximately as follows:

	Federal	Provincial
	$	$
2008	427,533	661,000
2009	863,188	577,106
2010	3,133,288	2,704,470
2014	4,369,827	3,918,356
2015	4,168,575	3,738,940
2016	2,890,012	2,596,440

	15,852,423	14,196,312

Unused research and development expenses, not subject to expiry	3,112,385	8,466,106

The Company has earned non-refundable investment tax credits that can be applied to reduce future federal income taxes payable. These credits expire as follows:

$
2010	25,552
2011	15,070
2012	9,966
2013	24,498
2014	23,819
2015	181,916
2016	77,605

358,426

The significant components of future income tax assets and liabilities are summarized approximately as follows:

	2006	2005
	$	$
Non-capital loss carry-forwards	2,879,471	3,144,563
Pool of unused research and development expenses	1,019,651	970,713
Benefit of investment tax credits	290,325	212,166
Valuation allowance	(4,189,447)	(4,327,442)

Net tax asset	—	—

The Company has recorded a valuation allowance against its future tax assets. The benefits will be recorded when their realization is reasonably assured.

TIMESPRING SOFTWARE CORPORATION/CORPORATION
DE LOGICIELS TIMESPRING
Notes to the consolidated financial statements
years ended December 31, 2006 and 2005
In Canadian dollars
17.	Financial expenses

	2006	2005
	$	$
Interest and bank charges	160,034	142,315
Interest on preferred shares	1,733,303	1,604,909
Interest on Shareholders Credit Loan	128,768	—
Amortization — deferred charges	56,225	56,225

	2,078,330	1,803,449

18.	Supplementary cash flow information

	2006	2005
	$	$
Cash paid for interest	92,899	25,672
Capital assets acquired through capital leases	86,840	26,708
19.	Related party transactions

During the year, the Company had transactions with related parties in the normal course of operations. These transactions are measured at the exchange amount, which is the amount of consideration established and agreed to by the parties.
a)	Consulting fees were charged approximately as follows:

	2006	2005
	$	$
i) Beneficial shareholders and companies owned
by beneficial shareholders (owning between 1 and 8%)	39,833	180,925
ii) Shareholders’ director	35,106	76,276
b)	Rent of approximately $131,168 ($130,755 in 2005) was charged by a beneficial shareholder of the Company as a sublet of property at the same price the shareholder is paying to an arm’s length party.

TIMESPRING SOFTWARE CORPORATION/CORPORATION
DE LOGICIELS TIMESPRING
Notes to the consolidated financial statements
years ended December 31, 2006 and 2005
In Canadian dollars
20.	Financial instruments

Credit risk

The Company’s exposure to credit risk at December 31, 2006 is equal to the carrying amount of its accounts receivable.

Concentration of credit risk

The Company is exposed to a concentration of credit risk, with respect to accounts receivable, due to the small number of customers. As at December 31, 2006, five customers represented 58% of the total accounts receivable.

Currency risk

The Company is exposed to market risk principally from foreign exchange fluctuations. The Company does not actively manage this risk. Accounts receivable and accounts payable and accrued liabilities include amounts denominated in foreign currency of $161,798 and $55,192, respectively.

Interest rate risk

The Company is subject to interest rate risk due to changes to the prime rate since its borrowings bear variable interest rates.

Fair value

The carrying amounts of the Company’s financial assets and liabilities, included in the current and non-current assets and liabilities, other than the redeemable preferred shares, approximate their fair values at December 31, 2006 and 2005, given their short-term maturities or variable interest rates. Due to the nature of the preferred shares and the status of the Company, the quantification of the fair value of the redeemable preferred shares is not determinable at a reasonable cost.

21.	Subsequent event

On July 18, 2007, the Company entered into an amendment to the shareholder credit loan (Note 13) for an additional $650,000 and subject to the same conditions as the original loan.

TIMESPRING SOFTWARE CORPORATION/CORPORATION
DE LOGICIELS TIMESPRING
Notes to the consolidated financial statements
years ended December 31, 2006 and 2005
In Canadian dollars
22.	Reconciliation of amounts reported in accordance with Canadian GAAP to United States GAAP

These consolidated financial statements are prepared in accordance with Canadian GAAP, which differ in certain material respects from United States GAAP (US GAAP). Material differences between Canadian and US GAAP and the effect on net loss and balance sheet amounts are presented in the following tables with an explanation of the adjustments.

Reconciliation of consolidated net loss and comprehensive loss

	2006	2005
	$	$
Net loss — Canadian GAAP	(7,595,420)	(9,043,749)
Adjustments
Increase in redemption value of Preferred shares (a)	1,733,303	1,604,909
Amortization of deferred charges (a)	56,225	56,225

Net loss — US GAAP	(5,805,892)	(7,382,615)

Statement of comprehensive loss

Comprehensive loss is the same as net loss and accordingly, a statement of comprehensive loss is not presented.

TIMESPRING SOFTWARE CORPORATION/CORPORATION
DE LOGICIELS TIMESPRING
Notes to the consolidated financial statements
years ended December 31, 2006 and 2005
In Canadian dollars
22.	Reconciliation of amounts reported in accordance with Canadian GAAP to United States GAAP (continued)

Reconciliation of reported amounts on consolidated balance sheets

Reconciliation of material selected balance sheet accounts between Canadian and US GAAP are as follows:

	Canadian		US
	GAAP	Adjustments	GAAP
	$	$	$
As at December 31, 2006
Liabilities
Preferred shares (a)	23,399,582	(23,399,582)	—

Redeemable preferred shares (a)	—	23,118,455	23,118,455

Shareholders deficiency (a)	(23,165,398)	204,519	(22,960,879)

As at December 31, 2005

Liabilities
Preferred shares (a)	21,666,279	(21,666,279)	—

Redeemable preferred shares (a)	—	21,385,152	21,385,152

Shareholders deficiency (a)	(15,569,978)	148,294	(15,421,684)

TIMESPRING SOFTWARE CORPORATION/CORPORATION
DE LOGICIELS TIMESPRING
Notes to the consolidated financial statements
years ended December 31, 2006 and 2005
In Canadian dollars
22.	Reconciliation of amounts reported in accordance with Canadian GAAP to United States GAAP (continued)

Reconciliation of reported amounts on consolidated balance sheets (continued)
(a)	Convertible redeemable preferred shares
Under Canadian GAAP, the convertible redeemable preferred shares are accounted for as described in Note 10. Under US GAAP, the convertible redeemable preferred shares are accounted for in accordance with FAS 150, “Accounting for certain financial instruments with characteristics of both liabilities and equity”, and are not classified as a liability, but, instead, are presented as a category between liabilities and equity.
The redemption terms of the Preferred shares include an amount equal to 8% of the issue price per annum on a compounded basis calculated from the original issue date. Under Canadian GAAP, the increase in the preferred share redemption value has been included in the financial expenses of the year. Under US GAAP, in accordance with EITF Topic D-98, “Classification and Measurement of Redeemable Securities”, the increase in redemption value is charged to the deficit and a corresponding amount added to the redeemable preferred shares at each balance sheet date. The amounts charged to deficit amounted to $1,733,303 in 2006 and $1,604,909 in 2005.
The terms of the convertible redeemable preferred shares were examined to determine if any of the terms created a beneficial conversion feature at the date of issuance. The terms did not result in the recognition of any such beneficial conversion feature.
In addition, under Canadian GAAP, costs incurred in connection with the issuance of the preferred shares were deferred and amortized as a charge to earnings, using the straight-line method over a period of five years. Under US GAAP, such costs are recorded as a reduction of the share issuance proceeds.
(b)	Marketable securities
Under SFAS 115, Accounting for Certain Investments in Debt and Equity Securities, the Company’s investments in securities would be classified as available-for-sale securities and are carried at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings under US GAAP and reported as a net amount in accumulated other comprehensive income (loss), which is a separate component of shareholders’ equity on the balance sheet, until realized. Upon realization, comprehensive income (loss) would be adjusted to reflect the reclassification of the gains or losses into income (loss). As at December 31, 2006 and 2005, the difference between the carrying value and fair value of the securities was nominal.

TIMESPRING SOFTWARE CORPORATION/CORPORATION
DE LOGICIELS TIMESPRING
Notes to the consolidated financial statements
years ended December 31, 2006 and 2005
In Canadian dollars
22.	Reconciliation of amounts reported in accordance with Canadian GAAP to United States GAAP (continued)

Reconciliation of reported amounts on consolidated balance sheets (continued)
(c)	Shareholder credit loan
Under Canadian GAAP, the convertible term loan is accounted for as described in Note 13, Under US GAAP the terms and conditions of the convertible term loan were examined to determine if a beneficial conversion feature was created at the date of issuance. These terms and conditions did not result in the recognition of any such beneficial conversion feature.
(d)	Research and development
Under Canadian GAAP, investment tax credits on research and development are deducted from research and development expense. Under US GAAP, non-refundable Canadian federal investment tax credits are included in the provision for income taxes. The Company does not recognize benefits of federal investment tax credits carry forwards and, as such, no reconciling item between Canadian and US GAAP is required for the 2005 and 2006 periods.
(e)	Stock-based compensation
Under Canadian GAAP, the Company accounts for Stock-based compensation to employees and directors as described in Note 15. Under US GAAP, the Company had elected, as permitted, to account for stock-based compensation in accordance with Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees”, and related interpretations in accounting for employee stock options, rather than the alternative fair value accounting as allowed by Statement of Financial Accounting Standards (SFAS”) No. 123, “Accounting for Stock-Based Compensation”.
On January 1, 2006, the Company adopted SFAS 123R, “Share-Based Payment”, using the modified prospective basis approach and using the calculated value method allowed for certain non-public entities. As the Company had previously used the minimum value method under the provisions of APB No. 25, the Company is now required to adopt the provisions of SFAS 123R prospectively for any newly issued, modified or settled awards after the date of initial adoption whereby the Company recognizes a compensation expense for these options. The Company is also required to continue to provide proforma disclosure on any portion of awards outstanding at the date of initial application of the new standard. As the compensation expense was nominal, no proforma disclosure is made.

TIMESPRING SOFTWARE CORPORATION/CORPORATION
DE LOGICIELS TIMESPRING
Notes to the consolidated financial statements
years ended December 31, 2006 and 2005
In Canadian dollars
22.	Reconciliation of amounts reported in accordance with Canadian GAAP to United States GAAP (continued)

Reconciliation of reported amounts on consolidated balance sheets (continued)
(e)	Stock-based compensation (continued)
The fair value of the stock options granted during the years ended December 31, 2006 and 2005 had nominal values and has been determined using the Black-Scholes option pricing model, with the following assumptions:

	2006	2005
Expected dividend yield	0.0%	0.0%
Expected volatility	100.0%	0.0%
Risk-free interest rate	4.0%	4.7%
Weighted average expected life	10years	10years
The weighted average fair value per option granted for all options as of December 31, 2006 and 2005 is nominal.